Exhibit 99

TI to return more cash to shareholders with 17% dividend increase

DALLAS (Sept. 19, 2019) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today said it will raise its quarterly cash dividend by 17%, from $0.77 per share to $0.90, or $3.60 annualized. The higher dividend will be payable November 18, 2019, to stockholders of record on October 31, 2019, contingent upon formal declaration by the board of directors at its regular meeting in October.

This dividend increase is an integral piece of TI's capital management strategy and reflects the company’s continued strength in free cash flow generation and its commitment to return excess cash to stockholders. In the 12-month period ending June 2019, TI has paid 47% of its free cash flow in dividends.

TI has a proven track record of returning cash to its shareholders. Today’s announcement marks 16 consecutive years of dividend increases. In addition, as of second quarter 2019, the company has reduced its outstanding shares by 46% through its consistent share repurchases since the end of 2004.

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Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•Market demand for semiconductors, particularly in our end markets;
•Our ability to compete in products and prices in an intensely competitive industry;
•Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;
•Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

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•Evolving cybersecurity threats to our information technology systems or those of our customers or suppliers;
•Natural events such as severe weather, geological events or health epidemics in the locations in which we, our customers or our suppliers operate;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture or ship our products or operate our business, or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that can impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•Financial difficulties of our distributors or their promotion of competing product lines to our detriment, or the loss of significant distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and despite changes in the regulatory environment;

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•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;
•Increases in health care and pension benefit costs;
•Our ability to recruit and retain skilled engineering, management and technical personnel, and effectively manage key employee succession;
•Our ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and
•Impairments of our non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments

From connected cars and intelligent homes to self-monitoring health devices and automated factories, Texas Instruments Incorporated (TI) (Nasdaq: TXN) products are at work in virtually every type of electronic system. With operations in more than 30 countries, we engineer, manufacture, test and sell analog and embedded semiconductor chips. Our employees, about 30,000 worldwide, are driven by core values of integrity, innovation and commitment, and work every day to shape the future of technology. Learn more at www.TI.com.